UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2026

MINERALRITE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 000-27739

State of Incorporation: Texas

IRS Employer Identification Number: 90-0315909

325 N. St. Paul Street, Suite 3100
Dallas, Texas 75201
(Address of principal executive offices)

(469) 881-8900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report: Not applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425
☐ Soliciting material pursuant to Rule 14a-12
☐ Pre-commencement communications pursuant to Rule 14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c)

Securities registered pursuant to Section 12(g) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered	Par Value
Common stock	RITE	OTC Markets (OTCID)	No Par Value
Series A Preferred	None	None	No Par Value
Series B Preferred	None	None	No Par Value
Series C Preferred	None	None	No Par Value
Series D Preferred	None	None	$25.00
Series NMC Preferred	None	None	$25.00

Indicate by check mark whether the registrant a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 25, 2026, following discussions with the Staff of the Securities and Exchange Commission and further evaluation of the applicable accounting guidance relating to the Company’s acquisition of Peeples Inc. and related assets, management of the Company concluded that the accounting treatment previously applied should be revised from a business combination framework to an asset acquisition framework under ASC 805-50.

As a result of the revised accounting framework, related valuation methodology, allocation procedures, and associated presentation changes, which resulted in materially different accounting and valuation conclusions, management determined that certain previously issued financial statements contained in the Company’s previously filed Annual Report on Form 10 for the fiscal year ended December 31, 2025, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, should no longer be relied upon.

The revisions primarily relate to non-cash accounting matters associated with acquisition accounting, valuation methodology, allocation, and financial statement presentation relating to the same underlying transactions and assets previously disclosed by the Company. The matters described herein do not involve allegations of fraud, cash irregularities, revenue recognition issues, customer-related matters, or operational misconduct.

The Company has filed, or intends to file, amended reports for the period ended December 31, 2025, and March 31, 2026, containing restated financial statements and expanded disclosures reflecting the revised accounting treatment and related adjustments.

Management discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm.

Item 7.01 – Regulation FD Disclosure

On May 27, 2026, MineralRite Corporation (the “Company”) issued a press release regarding the filing of amendments to certain previously filed periodic reports in connection with the ongoing SEC review process relating to the Company’s previously filed Form 10, as amended, subsequent periodic reports, and related accounting and disclosure matters. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 8.01 – Other Events

The Company is reporting under Item 8.01 the filing of amendments to certain previously filed periodic reports relating to the accounting treatment, valuation methodology, allocation methodologies, and financial statement presentation associated with the Company’s previously disclosed acquisition of Peeples, Inc. and California Precious Metals LLC, together with related disclosures regarding the ongoing SEC review process.

The information set forth under this Item 8.01, together with the amended reports referenced herein, is filed for purposes of the Securities Exchange Act of 1934, as amended. Only the information furnished under Item 7.01 above, including Exhibit 99.1, is furnished and not filed.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated May 27, 2026 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALRITE CORPORATION

By: /s/ James Burgauer
Name: James Burgauer
Title: President and Principal Executive Officer

Date: May 27, 2026